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								  EXHIBIT 21



				SUBSIDIARIES

     The subsidiaries of the Company as of October 31, 1994 are as follows:

	                                            Jurisdiction of
Name of Subsidiary	                             Incorporation
- ------------------                                  --------------
Angus Electronics Co.				    Delaware

Armtec Defense Products Co. 			    Delaware

Auxitrol Co.					    Delaware

Equipment Sales Co.				    Connecticut

Esterline International Finance N.V.		    Netherlands Antilles

Excellon Automation Co.				    California
     Tulon Co.					    California
     Excellon U.K.				    California
     Excellon Europa GmbH			    Germany
     Amtech					    Utah

Federal Products Co.				    Delaware
     Federal Products U.K.			    Delaware

Hytek Finishes Co.				    Delaware

Scientific Columbus Co.				    Delaware

Korry Electronics Co.				    Delaware

Midcon Cables Co.				    Delaware

TA Mfg. Co.					    California

W.A. Whitney Co.				    Illinois

Auxitrol Technologies S.A.			    France
     Auxitrol S.A.				    France

     The above list excludes certain subsidiaries that in the aggregate would not constitute a significant subsidiary as of the fiscal year ended October 31, 1994.